INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fortis Tax-Free Portfolios, Inc.
Voyageur Mutual Funds, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.

                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 19, 1996